EXHIBIT 10.1

WAIVER

Reference is hereby made to that certain Securities Purchase Agreement for Class E and Class F Units (the “Purchase Agreement”), dated July 6, 2020, by and among Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), and Armistice Capital Master Fund Ltd. (the “Master Fund”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.

WHEREAS, pursuant to Section 4.17 of the Purchase Agreement, the Master Fund is entitled to appoint up to two (2) directors to the Company’s Board of Directors (the “Designee Directors”) and replace the Designee Directors in certain circumstances, including upon any resignation or removal of the Designee Directors (the “Appointment Right”);

WHEREAS, the Master Fund previously designated Steven Boyd and Keith Maher as its Designee Directors, and each Designee Director recently was reelected to the Board to serve a one-year term expiring in 2023; and

WHEREAS, on June 10, 2022, both Steven Boyd and Keith Maher resigned from the Company’s Board of Directors (the “Board”), effective immediately.

NOW THEREFORE, the Master Fund hereby completely and irrevocably waives the Appointment Right, whether pursuant to Section 4.17 of the Purchase Agreement or otherwise, and agrees that, as of the date this Waiver is executed, the Master Fund no longer has any right to appoint any replacement or other Designee Director to the Board.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has duly executed this Waiver as of June 13, 2022.

Armistice Capital Master Fund Ltd

By:	/s/ Brian Kohn
Name:	Brian Kohn
Title:	General Counsel of Armistice Capital, LLC,
the Investment Manager

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